Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
December 20, 2018
Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
www.mayerbrown.com

American Honda Receivables LLC

20800 Madrona Avenue

Torrance, CA 90503

Re:	American Honda Receivables LLC Registration Statement on Form SF-3 Registration No. 333-228592

Ladies and Gentlemen:

We have acted as special federal tax counsel to American Honda Receivables LLC (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As contemplated in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”). In addition, we have assumed that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

American Honda Receivables LLC December 20, 2018

We hereby confirm and adopt the Opinions set forth in the Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Considerations.”

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP